Exhibit 99.1

Roadrunner to Commence Fully Backstopped $450 Million Rights Offering

Announces Rights Offering Investor Call Tuesday, February 5 at 9:30 AM ET;

Updates Adjusted EBITDA Estimate for 2018

Downers Grove, IL (BUSINESS WIRE) — February 1, 2019 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, announced that it will commence its previously announced fully backstopped $450 million rights offering today. The company also announced a rights offering investor conference call on Tuesday, February 5 at 9:30 am ET and updated its estimate of Adjusted EBITDA for the year ended December 31, 2018 to approximately $15 million to $20 million.

Rights Offering

The company will distribute to stockholders of record as of January 30, 2019 transferable subscription rights to purchase an aggregate of 900,000,000 new shares of the company’s common stock. Each stockholder will receive one right for every share of common stock such holder owned on the record date. Each transferable subscription right will entitle the holder to purchase approximately 23.1 shares of the company’s common stock at a subscription price of $0.50 per share (the “basic subscription right”). If the company’s common stock closes at or above $0.51 during the subscription period, the company expects the transferable subscription rights will be admitted for trading on the New York Stock Exchange under the symbol “RRTS RT” on the next trading day.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for additional shares of the company’s common stock that remain unsubscribed as a result of any unexercised basic subscription rights (the “over-subscription right”). The over-subscription right allows a holder to subscribe for additional shares of the company’s common stock up to the number of shares purchased under such holder’s basic subscription right at the subscription price. As previously announced, funds affiliated with Elliott Management Corporation (“Elliott”) have agreed to exercise their basic subscription rights in full and purchase all unsubscribed shares of common stock in the rights offering (the “backstop commitment”), although Elliott is not entitled to the over-subscription privilege. The company obtained the backstop commitment from Elliott to ensure that the rights offering will be fully subscribed and that the company will raise $450 million in gross proceeds.

The net proceeds from the rights offering and backstop commitment will primarily be used to fully redeem the company’s outstanding shares of preferred stock and pay related accrued and unpaid dividends; additionally, the company will retain at least $30 million of net proceeds which will be used for general corporate purposes. The purpose of the rights offering is to improve and simplify the company’s capital structure in a manner that gives the company’s existing stockholders the opportunity to participate on a pro rata basis.

A prospectus and other materials related to the rights offering, including instructions for exercising subscription rights, will be sent to stockholders beginning today. Stockholders will have until 5:00 p.m. Eastern Time on February 19, 2019 to exercise their rights, unless the company extends the subscription period. Stockholders who wish to participate in the rights offering should contact their brokers, dealers, or other nominee holders of their common stock and follow the instructions in the prospectus and other materials that will be sent beginning today. The company intends to close the rights offering and the backstop commitment on or about February 25, 2019 and no later than March 1, 2019. Shares outstanding prior to the rights offering will remain outstanding after the rights offering is completed.

Questions about the rights offering may be directed to the company’s dealer manager, Barclays Capital Inc., by telephone at (212) 526-3511 or (212) 526-1627, or the company’s information agent, Innisfree M&A Incorporated, by telephone at (888) 750-5834.

Adjusted EBITDA Estimate

The company has updated its estimate of Adjusted EBITDA for the year ended December 31, 2018 to approximately $15 million to $20 million, subject to completion of its year-end closing procedures, final adjustments and completion of the year-end audit. The company expects to announce final year-end 2018 results in the first half of March.

The company’s estimated range for Adjusted EBITDA for the year ended December 31, 2018 is preliminary estimated unaudited financial data and is subject to change. The company’s closing procedures for the quarter and year ended December 31, 2018 are not yet complete, and the estimated 2018 Adjusted EBITDA range is based upon the most current information available to management and assumptions believed to be reasonable, but includes information that is subject to further review, verification and adjustment. The estimated 2018 Adjusted EBITDA range should not be considered a substitute for the financial information to be filed with the Securities and Exchange Commission (“SEC”) in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 once it becomes available, and the company has no intention or obligation to update the estimated range for 2018 Adjusted EBITDA. Roadrunner’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these estimates, and accordingly does not express an opinion or any other form of assurance with respect thereto. It is possible that the company’s final reported results for the year ended December 31, 2018 may be materially different than the estimated 2018 Adjusted EBITDA range presented herein. Accordingly, investors are cautioned not to place undue reliance on the preliminary estimated unaudited financial data presented herein. See “Safe Harbor Statement” below for more information.

No reconciliation of the forecasted range for Adjusted EBITDA for fiscal 2018 is included in this release because we are unable to quantify certain amounts that would be required to be included in the corresponding GAAP measure without unreasonable efforts and we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Conference Call and Webcast

Roadrunner management will host a conference call to discuss the rights offering on Tuesday, February 5, 2019 at 9:30 a.m. Eastern Time. To access the conference call, please dial 866-763-0340 (U.S.) or 703-871-3799 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 9976753. Presentation materials and a live webcast of the call can be accessed on the “events and presentations” page in the Investor Relations section of Roadrunner’s website, www.rrts.com. The conference call may include forward-looking statements.

Important Additional Information

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional copies of the prospectus may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting Roadrunner at (414) 615-1500.

About Roadrunner Transportation Systems, Inc.

Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, over-the-road truckload and intermodal services. Active On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events, performance, and strategic initiatives. Forward-looking statements also include, among other things, statements regarding whether and when the company will commence the rights offering; the company’s estimate of Adjusted EBITDA for 2018; whether the company will distribute transferable subscription rights to purchase common stock; the company’s expectation that the rights will be admitted for trading on the New York Stock Exchange during the course of the rights offering; whether holders will be entitled to and able to exercise their over-subscription rights; whether the rights offering will be fully subscribed and how much the company will raise in gross proceeds; the company’s use of net proceeds from the rights offering; the company’s expectation regarding the amount of net proceeds it will retain following consummation of the rights offering; the effect of the rights offering on the company’s capital structure; whether and when a prospectus and other materials will be sent to stockholders; how long stockholders will have to exercise their subscription rights; the date by which the company intends to close the rights offering and backstop commitment; and whether the company will ultimately consummate the rights offering and backstop commitment. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance, initiatives, or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the risk that our 2018 full year Adjusted EBITDA may differ materially from our estimate as a result of the completion of our year-end closing procedures, final adjustments, completion of the year-end audit, or other developments arising between now and the time that our full-year 2018 financial results are finalized. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. For a full discussion of risks and uncertainties, see the section entitled “Risk Factors” in Roadrunner’s Prospectus dated February 1, 2019 and in Roadrunner’s Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on June 20, 2018.

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Contact:

Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com